Purchase Agreement

Hi Ho Silver Mining Claims

This Purchase Agreement Hi Ho Silver Mining Claims ("Agreement") is made and entered into by and among Primus Resources, L.C., a Wyoming limited liability company, and James A. Freeman (collectively “Seller”), and Liberty Silver Corp., a Nevada corporation (“Buyer”).

Recitals

A.

Seller owns certain unpatented mining claims situated in Pershing County, Nevada which are described in Exhibit A attached to and by this reference incorporated in this Agreement (collectively the “Property”).

B.

Buyer desires to purchase from Seller and Seller desires to sell to Buyer the Property subject to this Agreement on the terms and conditions described below.

Now, therefore, in consideration of their mutual covenants and promises, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.

Definitions.

1.1

"Agreement" means this Purchase Agreement, including all amendments and modifications, and all schedules and exhibits (each individually an "Exhibit" and collectively the "Exhibits") attached to and by this reference incorporated in this Agreement.

1.2

“Buyer” means Liberty Silver Corp., a Nevada corporation, and its successors and assigns.

1.3

"Closing" means the delivery of documents and other items to be delivered by the parties, the exchange of consideration, and the consummation of the transactions contemplated under this Agreement as described in Section 6.

1.4

"Closing Date" means the date on which the Closing shall occur.

1.5

“Deed” means the conveyance with reservation of mineral production royalty to be executed and delivered by Seller on the Closing.  The Deed shall be in the form of Exhibit B attached to and incorporated by reference in this Agreement.  At Buyer’s request, the Deed shall convey title to the Property to Renaissance Exploration, Inc, a Nevada corporation, with which Buyer is party to the Exploration Earn-In Agreement dated March 29, 2010

1.6

"Property" means the unpatented mining claims (collectively the “claims”) described in Exhibit A and all appurtenances and other rights and interests which appertain to the unpatented mining claims, including copies of all geologic data concerning the Property which Seller presently possesses.  Seller makes no representations or warranties concerning the data and Buyer agrees that it may rely on and use the data at its own risk.

1.7

“Registration Rights Agreement” means the registration rights agreement to be executed and delivered by the parties on the Closing which, amongst other matters,

74691.000 Purchase Agreement Hi Ho Silver Claims 101412

provides for the issuance of up to an additional 277,778 shares of common stock of Buyer to Sellers which is part of the purchase price.  The Registration Rights Agreement shall be in the form of Exhibit D attached to and incorporated by reference in this Agreement.

1.8

“Seller” means collectively Primus Resources, L.C., a Wyoming limited liability company, and James A. Freeman, and their successors and assigns.

2.

Purchase and Sale.

2.1

Sale of Property.  Subject to all the terms and conditions of this Agreement and for the consideration described in this Agreement, Seller agrees to sell to Buyer and Buyer agrees to buy the Property, subject to Seller’s reservation of a nonexecutive, nonparticipating and nonworking mineral production royalty (the “Royalty”) of two percent (2%) of the net smelter returns from the production of minerals from the Property.

2.2

Purchase Price.  The total purchase price for the Property shall consist of (a) a cash payment in the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) United States currency; (b) 2,583,333 duly issued, fully paid and nonassessable shares of the common stock of Liberty Silver Corp. (collectively the “Shares); (c) the Royalty; (d) Buyer’s payment to Seller of the sum of Seven Hundred Dollars ($700.00) as reimbursement for Seller’s payment of the federal annual mining claim maintenance fees for the claims for the annual assessment year 2012 to 2013; (e) the Registration Rights Agreement including the cash payment and the additional shares of common stock of Buyer which may be paid to Seller pursuant to the terms and conditions thereof; and (f) Buyer’s payment to Seller of Seller’s reasonable costs and expenses associated with the transactions contemplated under this Agreement, such amount to be approved by Buyer, acting reasonably, in advance of the Closing.  The purchase price shall be delivered and paid on the Closing.

2.3

Advance Payment.  On the parties’ execution of this Agreement, Buyer shall pay to Primus Resources, L.C. an advance payment of Thirty Thousand Dollars ($30,000.00) (the “Deposit”) which shall be for the account of Primus Resources, L.C. alone and not for the account of James A. Freeman.  On the Closing, the Deposit shall be credited to the account of Buyer against the amount payable by Buyer to Primus Resources, L.C.  If the Closing does not occur for the reason that Seller is not able to satisfy all of the conditions for Closing, Primus Resources, L.C. shall repay the Deposit to Buyer.  If the Closing does not occur for the reason that Buyer is not able to satisfy the conditions of Closing, the Deposit shall be non-refundable and Seller shall own the Deposit free and clear of any claim, right or title of Buyer.

2.4

Allocation of Purchase Price.

The purchase price shall allocated seventy-five percent (75%) to Primus Resources, L.C. and twenty-five percent (25%) to James A. Freeman.

2.5

Shares.

The Shares shall be subject to the requirements of applicable Canadian, United States, provincial and state laws and regulations and the rules of each exchange or trading association on which the Shares are listed for trading or are traded.  Seller acknowledges that, in addition to the legends required under United States securities laws, the Shares will bear legends restricting trading for a period of six (6) months from the dates of issuance.  Seller confirms and Buyer acknowledges that Buyer is obligated to file with the United States Securities and Exchange Commission a registration statement in respect of resale of the Shares in the United States in and accordance with the terms of the

74691.000 Purchase Agreement Hi Ho Silver Claims 101412

Registration Rights Agreement.  Each Seller has completed and executed or will complete and execute a Certification of U.S. Purchaser in form acceptable to Buyer.

3.

Closing.

3.1

Closing Date.  The Closing shall be on the later of October 15, 2012, or acceptance by the Toronto Stock Exchange (the “Exchange”) of the transactions contemplated by this Agreement, provided that the Closing shall not be later than October 15, 2012.

3.2

Closing Costs.  The expenses of the Closing shall be paid in the following manner:

3.2.1

Buyer shall pay all filing fees, recording fees and real property transfer taxes, if any, for the recording of the instruments necessary to convey title to Buyer under this Agreement.

3.2.2

Any other expenses or closing costs in connection with this transaction shall be paid by the party which incurs them, except the costs incurred by Seller which Buyer shall reimburse in accordance with Section 2.2(e).

4.

Seller's Covenants and Representations.  Seller represents to Buyer as of the Effective Date and as of the Closing Date and covenants, as follows:

4.1

Authority.  Seller has full power, legal right and authority to enter into this Agreement and the instruments which Seller is obligated to execute and deliver in accordance with the terms of this Agreement and to do all such acts and things as are required to be done, observed or performed by Seller in accordance with this Agreement.

4.2

Valid Authorization of this Agreement.  Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the instruments which Seller is obligated to execute and deliver in accordance with this Agreement and to observe and perform the provisions of this Agreement and any such instrument to which Seller is a party in accordance with its terms.

4.3

Validity of Agreement and Non-Conflict.  Except as described in this Section, none of the authorization, creation, execution, delivery of this Agreement or any of the instruments which Seller is obligated to execute and deliver in accordance with this Agreement requires Seller to obtain any approval or consent of any governmental agency or authority having jurisdiction of Seller, nor is Seller in conflict with or contravention of, as applicable, the provisions of any material indenture, instrument, agreement or undertaking to which Seller is a party or by which Seller or any of its respective properties or assets are bound, including, without limitation, the Property.  This Agreement and each instrument executed and delivered by Seller constitutes a valid and legally binding obligation of Seller and, when executed and delivered, of the instruments which Seller is obligated to execute and deliver in accordance with this Agreement will constitute valid and legally binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except to the extent that the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or events relating to or affecting creditors' rights generally.

74691.000 Purchase Agreement Hi Ho Silver Claims 101412

4.4

Title.

Concerning the unpatented mining claims which constitute the Property, Seller represents that:  (a) the claims were properly located in accordance with applicable federal and state laws and regulations; (b) all federal annual mining claim maintenance and rental fees for the claims have been paid properly; (c) the claims are in good standing in the mining claim records of the Bureau of Land Management and, subject to the paramount title of the United States, Seller has beneficial and record title to the claims and the right to convey the claims to Buyer; and (d) the claims are free and clear of all liens, claims, encumbrances and royalties created by, through or under Seller, except under this Agreement.

The parties acknowledge the following regarding the Hi Ho Silver unpatented mining claims (collectively the “Hi Ho Silver Claims”) which comprise the property: (a) the Claims were located on November 7 and 8, 1998, on public lands of the United States which were open for mineral entry; (b) the Hi Ho Silver Claims are located on public lands portions of which were within the boundaries of the Black Boy 1 to Black Boy 5 unpatented mining claims (the “Black Boy Claims”) which were located on September 1, 1975, and which the Bureau of Land Management declared forfeited and void on September 1, 1998; (c) the Black Boy Claims were senior to the Seka unpatented mining claims (the “Seka Claims”) which were located in April and May 1982; (d) when the Black Boy Claims were forfeited on September 1, 1998, the public lands within their boundaries, including the portions of any overlaps of the Black Boy Claims and the Seka Claims, became open for the location of unpatented mining claims, including the Hi Ho Silver Claims; (e) portions of the southern ends of the Hi Ho Silver 9, 10 and 11 Claims may overlap onto portions of the Seka 9, 10, 11 and 12 Claims which are outside of the boundaries of the Black Boy Claims and which were not open for the location of unpatented mining claims when the Black Boy Claims were forfeited on September 1, 1998 (the “Overlap Area”); (f) Buyer located the Elm 19 – 26, 28, 30, 32, 34, 36  – 41 unpatented mining claims (the “Elm Claims”) in September 2010 which Buyer represents and warrants do not overlap the Hi Ho Silver Claims; (g) Seller acknowledges that Buyer is not obligated to pay to Seller the Royalty for the production of minerals from the Overlap Area; (h) promptly after signing of this Agreement, the parties jointly shall locate, identify and, if necessary, re-erect the monuments of location and corner monuments for the Hi Ho Silver Claims and the Seka Claims using GPS equipment with an accuracy of one meter or less; and (i) before the commencement of mining on the Hi Ho Silver Claims Buyer will conduct a survey of the Hi Ho Silver Claims and the adjoining Seka Claims to determine the boundaries of the Hi Ho Silver Claims and the Seka Claims and the Overlap Area and any area which is open for location resulting from gaps in the locations of the unpatented mining claims.  Buyer shall notify Seller before conducting the survey in order that Seller’s representatives may observe the conduct of the survey.  When the survey is completed, Seller and Buyer shall execute an addendum to the Deed which includes the survey as part of the description of the Property.

4.5

Seller Not a Foreign Person.  Seller is not a "foreign person" as defined under Section 1445(f) of the Internal Revenue Code of 1954, as amended.

4.6

Securities Law Matters.  Securities law matters regarding Seller are as stated in Exhibit C attached to and by this reference incorporated in this Agreement.

4.7

Further Assurances.  Seller shall execute and deliver all documents and instruments reasonably requested by Buyer to consummate the transactions contemplated under this Agreement.

74691.000 Purchase Agreement Hi Ho Silver Claims 101412

4.7

Survival of Representations.  Seller’s representations shall survive the Closing and recording of the instruments which Seller is obligated to execute and deliver in accordance with this Agreement.

5.

Buyer's Covenants and Representations.  To induce Seller to enter this Agreement, Buyer represents to Seller as of the Effective Date and as of the Closing Date, and covenants as follows:

5.1

Authority.  Buyer has full power, legal right and authority to enter into this Agreement and the instruments which Buyer is obligated to execute and deliver in accordance with the terms of this Agreement and to do all such acts and things as are required to be done, observed or performed by Buyer in accordance with this Agreement.

5.2

Valid Authorization of this Agreement.  Buyer has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the instruments which it is obligated to execute and deliver in accordance with this Agreement and to observe and perform the provisions of this Agreement and any such instrument to which it is a party in accordance with its terms.

5.3

Liability for Property.  Buyer acknowledges that Buyer has had an opportunity to inspect the Property and that it accepts the condition of and title to the property “as is”, subject to Seller’s representations in Section 4.4.  On and after the Closing, Buyer shall assume all liability for the condition of the property and the reclamation of disturbances on the property which Buyer creates on the Property.  Buyer shall conduct all activities on the Property and reclaim all disturbances in accordance with the applicable laws and regulations.  Buyer shall defend, indemnify and hold harmless Seller from and against any and all claims arising from or relating to Buyer’s activities on, possession and use of the Property before or after the Closing.

6.

Closing Procedure.  The Closing shall be conducted at Seller’s office in Reno, Nevada or such other place as the parties agree.  On the Closing the parties shall complete the following actions:

6.1

Delivery of Purchase Price.  On the Closing, Buyer shall deliver to Primus Resources, L.C. by wire transfer to an account which Primus Resources, L.C. designates the sum of (a) One hundred fifty-seven Thousand Five Hundred Dollars ($157,500.00) as part of the cash payment; (b) Seven Hundred Dollars ($700.00) as reimbursement for the federal annual mining claim maintenance fees; and (c) the amount of costs and expenses incurred by Primus Resources, L.C. as provided in Section 2.2(e).  Buyer shall also deliver to James A. Freeman certified funds drawn on a United States bank the amount of Sixty-two Thousand Five Hundred Dollars ($62,500.00).  Seller shall deliver certificates in the name of Primus Resources, L.C. for the aggregate 1,937,500 Shares in increments to be designated by Primus Resources, L.C., but not more than six separate certificates and to James A Freeman a certificate in the name of James A. Freeman for 645,833 Shares.

6.2

Delivery of Conveyance and Data.  Seller shall execute and deliver the Deed and an Internal Revenue Code Section 1445 certificate simultaneously on Buyer’s delivery of Buyer’s check for the Purchase Price.  Buyer shall execute the Deed.

6.3

Declaration of Value.  The parties shall sign a declaration of value which shall be delivered to Buyer.

74691.000 Purchase Agreement Hi Ho Silver Claims 101412

6.4

Recording.  Promptly after the Closing, Buyer shall file and record the Deed with the Bureau of Land Management and the Pershing County Recorder and shall deliver conformed copies to Seller.

7.

Termination.

7.1

Termination by Seller.  If Buyer is unable to comply with its obligations under this Agreement on or before the Closing Date, Buyer shall do so as soon thereafter as it is able to do so, however, in no event shall the Closing occur more than ten (10) business days after the latest date described in Section 3.1.  If Buyer does not perform Buyer’s obligations under this Agreement, Seller may terminate this Agreement by delivering notice to Buyer of Seller's intention to terminate this Agreement.  The termination shall be effective five (5) days after Seller's delivery of notice of termination.  On termination, Seller shall have no obligation whatever to perform any obligations under this Agreement or to sell or otherwise transfer title to the Property to Buyer.

7.2

Termination by Buyer.  If Seller is unable to comply with Seller’s obligations under this Agreement on or before the Closing Date, Buyer shall do so as soon thereafter as Seller is able to do so, however, in no event shall the Closing occur more than ten (10) business days after the latest date described in Section 3.1.  If Seller does not perform its obligations under this Agreement, Buyer may terminate this Agreement by delivering notice to Seller of Buyer's intention to terminate this Agreement.  The termination shall be effective five (5) days after Buyer's delivery of notice of termination.  On termination, Buyer shall have no obligation whatever to perform any obligations under this Agreement or to purchase the Property.

8.

Notices.  Any notices required or authorized to be given by this Agreement shall be in written form.  Any notices required or authorized to be given by this Agreement may be sent by commercial courier service or mailed by registered or certified delivery, postage prepaid and return receipt requested, addressed to the proper party at the following address or such address as the party shall have designated to the other parties in accordance with this paragraph.  Any notice required or authorized to be given by this Agreement shall be deemed to have been sufficiently given or served in written form if mailed as provided herein, personally delivered to the proper party, or sent by facsimile, telex, telegraph, telecopier or other means of electronic transmission, and actually received by such party.  Such notice shall be effective on the date of receipt by the addressee party. A party shall promptly notify the other parties of a change of address.

If to Primus:	Primus Resources, L.C.
310 – 2120 Carey Avenue
Cheyenne, Wyoming 82001
Facsimile: 530-873-6823

If to James A. Freeman:	James A. Freeman
653 Vassar Street
Reno, Nevada 89502
Facsimile: 530-873-6823

If to Buyer:	Liberty Silver Corp.
Attention: Chief Executive Officer
Suite 2330 – 181 Bay Street
Toronto, Ontario M5J 2T3

74691.000 Purchase Agreement Hi Ho Silver Claims 101412

Facsimile: 888-749-6314

9.

Patriot Act.

Each party represents and warrants that it is not on the Specially Designated National & Blocked Persons List of the Office of Foreign Assets Control of the United States Treasury Department and is not otherwise blocked or banned by any foreign assets office rule or any other law or regulation, including the USA Patriot Act or Executive Order 13224.

10.

Binding Effect of Obligations.  This Agreement shall be binding upon and inure to the benefit of the respective parties, and their personal representatives, successors and assigns.

11.

Acknowledgement – Personal Information.  Seller acknowledges and consents to:

11.1

The disclosure to the Exchange and all other regulatory authorities of all personal information of the undersigned obtained by Buyer, except that the tax identification numbers of Primus Resources, L.C. and James A. Freeman shall be disclosed only to the United States Internal Revenue Service.

11.2

The collection, use and disclosure of such personal information by the Exchange and all other regulatory authorities in accordance with their requirements.

12.

Regulatory Approval.  This Agreement and the transactions contemplated under this Agreement are subject to receipt of all necessary regulatory approvals, including acceptance of the Exchange.  Liberty Silver Corp. will diligently and promptly make all necessary filings with the Exchange and all pertinent regulatory authorities in relation to this Agreement as soon as practicable following the Effective Date.

13.

Whole Agreement.  The parties agree that the whole agreement between them is written in this Agreement and its exhibits. There are no terms or conditions, express or implied, other than in this Agreement.  This Agreement may be amended or modified only by an instrument in writing, signed by the parties with the same formality as this Agreement.

14.

Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.

15.

Multiple Counterparts.  This Agreement may be executed in any number of counterparts and delivered by facsimile or other electronic means, each of which shall be deemed to be an original, but all of which shall constitute the same Agreement.

16.

Severability.  If any part, term or provision of this Agreement is held by the courts to be illegal or in conflict with any law of the United States or any state, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be invalid.

17.

Interpretation.  A provision of this Agreement must not be construed to the disadvantage of a party merely because that party was responsible for the preparation of the Agreement or the inclusion of the provision in the Agreement.

74691.000 Purchase Agreement Hi Ho Silver Claims 101412

The parties have executed this Agreement effective October 15, 2012 (the “Effective Date”).

Primus Resources, L.C.

By /s/James A. Marin
James A. Marin, W.O.P. U.C.C. 1-207, Manager

/s/James A. Freeman
James A. Freeman

Liberty Silver Corp.

By /s/Geoff Browne
Name: Geoff Browne
Title: Chief Executive Officer

74691.000 Purchase Agreement Hi Ho Silver Claims 101412

STATE OF NEVADA	)
ss.
COUNTY OF WASHOE	)

This Purchase Agreement Hi Ho Silver Mining Claims was acknowledged before me on October ___, 2012, by James N. Marin, W.O.P. U.C.C. 1-207.

Notary Public

STATE OF NEVADA	)
ss.
COUNTY OF WASHOE	)

This Purchase Agreement Hi Ho Silver Mining Claims was acknowledged before me on October ___, 2012, by James A. Freeman.

Notary Public

)
ss.
)

This Purchase Agreement Hi Ho Silver Mining Claims was acknowledged before me on October ___, 2012, by _________________ as the ______________________ of Liberty Silver Corp.

Notary Public

74691.000 Purchase Agreement Hi Ho Silver Claims 101412

EXHIBIT A

Description of Property

Pershing County, Nevada

Description of Unpatented Mining Claims

CLAIM NAME

NEVADA BLM SERIAL NO.

Hi Ho Silver No. 3

799907

Hi Ho Silver No. 5

799908

Hi Ho Silver No. 9

799909

Hi Ho Silver No.10

799910

Hi Ho Silver No.11

799911

74691.000 Purchase Agreement Hi Ho Silver Claims 101412

EXHIBIT B

Form of Deed

Assessor’s Parcel No.  n/a unpatented mining claims

Recorded at the request of

and when recorded return to:

Primus Resources, L.C.

c/o Thomas P. Erwin

Erwin & Thompson LLP

One East Liberty Street, Suite 424

Reno, Nevada 89501

The undersigned affirms that this document does not

contain the personal information of any person.

Deed With Reservation of Royalty

Hi Ho Silver Claims

This Deed With Reservation of Royalty Hi Ho Silver Claims (“Deed”) is made by Primus Resources, L.C., a Wyoming limited liability company, and James A. Freeman (collectively “Owner”), as grantors, to Renaissance Exploration, Inc., a  Nevada corporation (“Renaissance”), as grantee.

Recitals

1.

Owner and Liberty Silver Corp., a Nevada corporation, are parties to the Mining Lease and Option to Purchase Agreement Hi Ho Silver Claims dated October 15, 2012 (the "Agreement"), concerning the Hi Ho Silver unpatented mining claims situated in Pershing County, Nevada, more particularly described in Exhibit A attached to and by this reference incorporated in this Deed  (collectively the “Royalty Property”), in accordance with which Owner agreed to sell to Liberty Silver Corp. all of Owner’s right, title and interest in and to the Royalty Property, subject to Owner’s reservation of the production royalty (the “Royalty”) and other obligations described in this Deed.

2.

Liberty Silver Corp. and Renaissance are parties to the Exploration Earn-In Agreement dated March 29, 2010, in accordance with which acquisitions by Liberty Silver Corp. of properties in the area of interest described in the Exploration Earn-In Agreement must, at the election of Renaissance, be acquired in the name of Renaissance.  Renaissance has elected to cause title to the Royalty Property to be acquired in the name of Renaissance.

3.

Owner and Liberty Silver Corp. have closed the purchase and sale of the Royalty Property in accordance with the Agreement.

DO NOT MARK, PRINT, SIGN OR TYPE OUTSIDE THE LINED MARGIN

In consideration of the parties’ rights and obligations under the Agreement, the parties agree as follows:

3.1

Deed.  Owner conveys and transfers to Renaissance, and its assigns and successors forever, all of Owner’s right, title and interest in the Royalty Property, except and subject to Owner’s reserved Royalty and the parties’ rights and obligations under this Deed.

3.2

Royalty.  Owner grants, reserves and retains to itself, and Owner’s assigns and successors forever, and Renaissance agrees and covenants to pay to Owner, and Owner’s assigns and successors, a production royalty based on the Net Smelter Returns from the production or sale of Minerals from any lands within the exterior boundaries of the Royalty Property.  The Royalty percentage rate shall be two percent (2%).

2.1

Burden on Royalty Property.  Renaissance’s agreement and covenant to pay the Royalty and the minimum payments are covenants coupled with an interest in the Royalty Property and shall burden and run with the Royalty Property, including any and all amendments, conversions to a lease or other form of tenure, relocations or patent of all or any of the unpatented mining claims which comprise all or part of the Royalty Property.  On the amendment, conversion to a lease or other form of tenure, relocation or patenting of any of the unpatented mining claims which comprise all or part of the Royalty Property, the parties agree and covenant to execute, deliver and record in the office of the recorder in which all or any part of the Royalty Property is situated an instrument by which Renaissance grants to Owner the Royalty and subjects the newly located unpatented mining claims and any amended, converted or relocated unpatented mining claims and the patented claims, as applicable, to all of the burdens, conditions, obligations and terms of this Deed.

2.2

Payment of Royalty.  Renaissance shall calculate, pay and report the Royalty in accordance with the provisions of Exhibit 1.

2.3

Production Records.  Renaissance shall keep true and accurate accounts, books and records of all of its activities, operations and production of minerals on the Royalty Property.

2.4

Delivery of Payments.  Renaissance shall deliver the payments under this Deed as to an undivided seventy-five percent (75%) to Primus Resources, L.C. by wire transfer to an account designated by Primus Resources, L.C. and as to an undivided twenty-five percent (25%) to James A. Freeman by check, certified funds, drawn on a United States bank.

3.3

Compliance with Laws, Reclamation, Environmental Obligations and Indemnities.

DO NOT MARK, PRINT, SIGN OR TYPE OUTSIDE THE LINED MARGIN

3.1

Compliance with Laws.  Renaissance shall at all times comply with all applicable federal, state and local laws, regulations and ordinances relating to Renaissance’s activities and operations on or relating to the Royalty Property.

3.2

Reclamation, Environmental Obligations and Indemnities.  Renaissance shall perform all reclamation required under federal, state and local laws, regulations and ordinances relating to Renaissance’s activities or operations on or relating to the Royalty Property.  Renaissance shall defend, indemnify and hold harmless Owner from and against any and all actions, claims, costs, damages, expenses (including attorney’s fees and legal costs), liabilities and responsibilities arising from or relating to Renaissance’s activities or operations on or relating to the Royalty Property, including those under laws, regulations and ordinances intended to protect or preserve the environment or to reclaim the Royalty Property.  Renaissance’s obligations under this Section shall survive the abandonment, surrender or transfer of the Royalty Property.

3.4

Tailings and Residues.  All tailings, residues, waste rock, spoiled leach materials and other materials (collectively "Materials") resulting from Renaissance's operations and activities on the Royalty Property shall be Renaissance’s sole property, but shall remain subject to the Royalty if they are processed or reprocessed and Renaissance receives revenues from such processing or reprocessing.  If Materials are processed or reprocessed, the Royalty payable shall be determined by using the best engineering, metallurgical and technical practices and standards then available.

3.5

Title Maintenance.

5.1

Title Maintenance and Taxes.  Renaissance shall maintain title to the Royalty Property, including without limitation, paying when due all taxes on or with respect to the Royalty Property and doing all things and making all payments necessary or appropriate to maintain the right, title and interest of Renaissance and Owner, respectively, in the Royalty Property and under this Deed. Renaissance shall deliver to Owner proof of Renaissance’s compliance with this Section not less than thirty (30) days before the applicable deadline.

5.2

Property Maintenance.  Renaissance shall perform all required assessment work on, pay all mining claim maintenance fees and make such filings and recordings as are necessary to maintain title to the Royalty Property in accordance with applicable federal and state laws and regulations.  Renaissance shall deliver to Owner proof of Renaissance’s compliance with this Section not less than thirty (30) days before the applicable deadline.

5.3

Abandonment.  If Renaissance intends to abandon or surrender any of

DO NOT MARK, PRINT, SIGN OR TYPE OUTSIDE THE LINED MARGIN

the unpatented mining claims which are part of the Royalty Property (the "Abandonment Property"), Renaissance shall first give notice of such intention to Owner at least ninety (90) days in advance of the proposed date of abandonment or surrender.  At any time before the date of Renaissance’s proposed abandonment or surrender of the Royalty Property Owner may deliver notice to Renaissance that Owner desires Renaissance to convey the Abandonment Property to Owner.  In such case, within thirty (30) business days after Renaissance’s receipt of Owner’s notice, Renaissance shall convey the Abandonment Property to Owner free and clear of any claims, encumbrances or liens created by, through or under Renaissance.  If Owner does not timely request reconveyance of the Abandonment Property, Owner’s right to do so shall be irrevocably terminated.

3.6

General Provisions.

6.1

Conflict.  If a conflict arises between the provisions of this Deed and the provisions of the Agreement, the provisions of the Agreement shall prevail.

6.2

Entire Agreement.  This Deed and the Agreement constitute the entire agreement between the parties.

6.3

Additional Documents.  The parties shall from time to time execute all such further instruments and documents and do all such further actions as may be necessary to effectuate the purposes of this Deed.

6.4

Binding Effect.  All of the covenants, conditions, and terms of this Deed shall bind and inure to the benefit of the parties and their successors and assigns.

6.5

No Partnership.  Nothing in this Deed shall be construed to create, expressly or by implication, a joint venture, mining partnership or other partnership relationship between the parties.

6.6

Governing Law.  This Deed is to be governed by and construed under the laws of the State of Nevada.

6.7

Time of Essence.  Time is of the essence in this Deed.

6.8

Notices.  Any notices required or authorized to be given by this Deed shall be in writing and shall be sent either by commercial courier, facsimile, or by certified U.S. mail, postage prepaid and return receipt requested, addressed to the proper party at the address stated below or such address as the party shall have designated to the other parties in accordance with this Section.  Such notice shall be effective on the date of receipt by the addressee party, except that any facsimiles received after 5:00 p.m. of the addressee’s local

DO NOT MARK, PRINT, SIGN OR TYPE OUTSIDE THE LINED MARGIN

time shall be deemed delivered the next day.  A party shall promptly notify the other parties of a change of address.

If to Primus:	Primus Resources, L.C.
310 – 2120 Carey Avenue
Cheyenne, Wyoming 82001
Facsimile: 530-873-6823

If to James A. Freeman:	James A. Freeman
653 Vassar Street
Reno, Nevada 89502

If to Renaissance:	Renaissance Exploration, Inc.
4750 Longley Lane
Reno, Nevada 89502
Facsimile: (775) 337-1542

This Deed is effective October ___, 2012.

Primus Resources, L.C.

By /s/James N. Marin

James N. Marin, W.O.C. U.C.C. 1-207, Manager

/s/ James A. Freeman

James A. Freeman

Renaissance Exploration, Inc.

By /s/Richard L. Bedell, Jr.

Richard L. Bedell, Jr., President

DO NOT MARK, PRINT, SIGN OR TYPE OUTSIDE THE LINED MARGIN

STATE OF NEVADA,

)

ss.

COUNTY OF WASHOE.

)

This Deed With Reservation of Royalty Hi Ho Silver Claims was acknowledged before me on October ___, 2012, by James N. Marin, W.O.C. U.C.C. 1-207, as Manager of Primus Resources, L.C.

Notary Public

STATE OF NEVADA,

)

: ss.

COUNTY OF WASHOE.

)

This Deed With Reservation of Royalty Hi Ho Silver Claims was acknowledged before me on October ___, 2012, by James A. Freeman.

Notary Public

STATE OF NEVADA,

)

: ss.

COUNTY OF WASHOE.

)

This Deed With Reservation of Royalty Hi Ho Silver Claims was acknowledged before me on October ___, 2012, by Richard L. Bedell, Jr. as President of Renaissance Exploration, Inc.

Notary Public

DO NOT MARK, PRINT, SIGN OR TYPE OUTSIDE THE LINED MARGIN

Exhibit 1

Net Smelter Returns

Payor:  Renaissance Exploration, Inc.

Recipient:  Primus Resources, L.C. as to an undivided seventy-five percent (75%) and James      A. Freeman as to an undivided twenty-five percent (25%).

1.

Definitions.  The terms defined in the instrument to which this Exhibit is attached and made part of shall have the same meanings in this Exhibit.  The following definitions shall apply to this Exhibit.

1.1

"Gold Production" means the quantity of refined gold outturned to Payor's account by an independent third party refinery for gold produced from the Property during the month on either a provisional or final settlement basis.

1.2

"Gross Value" shall be determined on a month basis and have the following meanings with respect to the following Minerals:

1.2.1

Gold

(a)

If Payor sells gold concentrates, dore or ore, then Gross Value shall be the value of the gold contained in the gold concentrates, dore and ore determined by utilizing:  (1) the mine weights and assays for such gold concentrates, dore and ore; (2) a reasonable recovery rate for the refined gold recoverable from such gold concentrates, dore and ore (which shall be adjusted annually to reflect the actual recovery rate of refined metal from such gold concentrates, dore and ore); and (3) the Monthly Average Gold Price for the month in which the gold concentrates, dore and ore were sold.

(b)

If Payor produces refined gold (meeting the specifications of the London Bullion Market Association, and if the London Bullion Market Association no longer prescribes specifications, the specifications of such other association generally accepted and recognized in the mining industry) from Minerals, and if Section 1.2.1(a) above is not applicable, then for purposes of determining Gross Value, the refined gold shall be deemed to have been sold at the Monthly Average Gold Price for the month in which it was refined.  The Gross Value shall be determined by multiplying Gold Production during the month by the Monthly Average Gold Price.

1.2.2

Silver.

(a)

 If Payor sells silver concentrates, dore or ore, then Gross Value shall be the value of the silver contained in the silver concentrates, dore and ore determined by utilizing:  (1) the mine weights and assays for such silver concentrates, dore and ore; (2) a reasonable recovery rate for the refined silver recoverable from such silver concentrates, dore and ore (which shall be adjusted annually to reflect the actual recovery rate of refined metal from such silver concentrates, dore and ore); and (3) the Monthly Average Silver Price for the month in which the silver concentrates, dore and ore were sold.

(b)

If Payor produces refined silver (meeting the specifications for refined silver subject to the New York Silver Price published by Handy & Harmon, and if Handy & Harmon no longer publishes such specifications, the specifications of such other association or entity generally accepted and recognized in the mining industry) from Minerals, and if Section

1.2.2(a) above is not applicable, the refined silver shall be deemed to have been sold at the Monthly Average Silver Price for the month in which it was refined.  The Gross Value shall be determined by multiplying Silver Production during the month by the Monthly Average Silver Price.

1.2.3

All Other Minerals.

(a)

If Payor sells any concentrates, dore or ore of Minerals other than gold or silver, then Gross Value shall be the value of such Minerals determined by utilizing:  (1) the mine weights and assays for such Minerals; (2) a reasonable recovery rate for the Minerals (which shall be adjusted annually to reflect the actual recovery rate of recovered or refined metal or  product from such Minerals); and (3) the monthly average price for the Minerals or product of the Minerals for the month in which the concentrates, dore or ore was sold.  The monthly average price shall be determined by reference to the market for such Minerals or product which is recognized in the mining industry as authoritative and reflective of the market for such Minerals or product.

(b)

If Payor produces refined or processed metals from Minerals other than refined gold or refined silver, and if Section 1.2.3(a) above is not applicable, then Gross Value shall be equal to the amount of the proceeds received by Payor during the month from the sale of such refined or processed metals. Payor shall have the right to sell such refined or processed metals to an affiliated party, provided that such sales shall be considered, solely for purposes of determining Gross Value, to have been sold at prices and on terms no less favorable than those that would be obtained from an unaffiliated third party in similar quantities and under similar circumstances.

1.3

"Minerals" means gold, silver, platinum, antimony, mercury, copper, lead, zinc, and all other mineral elements and mineral compounds, but not geothermal resources, which are contemplated to exist on the Property or which are after the Effective Date discovered on the Property and which can be extracted, mined or processed by any method presently known or developed or invented after the Effective Date.

1.4

"Monthly Average Gold Price" means the average London Bullion Market Association Afternoon Gold Fix, calculated by dividing the sum of all such prices reported for the month by the number of days for which such prices were reported during that month.  If the London Bullion Market Association Afternoon Gold Fix ceases to be published, all such references shall be replaced with references to prices of gold for immediate sale in another established marked selected by Payor, as such prices are published in Metals Week magazine, and if Metals Week magazine no longer publishes such prices, the prices of such other association or entity generally accepted and recognized in the mining industry.

1.5

"Monthly Average Silver Price" means the average New York Silver Price as published daily by Handy & Harmon, calculated by dividing the sum of all such prices reported for the month by the number of days in such month for which such prices were reported.  If the Handy & Harmon quotations cease to be published, all such references shall be replaced with references to prices of silver for immediate sale in another established market selected by Payor as published in Metals Week magazine, and if Metals Week magazine no longer publishes such prices, the prices of such other association or entity generally accepted and recognized in the mining industry.

1.6

"Net Smelter Returns" means the Gross Value of all Minerals, less the following costs, charges and expenses paid or incurred by Payor with respect to the refining and smelting of such Minerals:

1.6.1

Charges for smelting and refining (including sampling, assaying and penalty charges), but not any charges or costs of agglomeration, beneficiation, crushing, extraction, milling, mining or other processing; and

1.6.2

Actual costs of transportation (including freight, insurance, security, transaction taxes, handling, port, demurrage, delay and forwarding expenses incurred by reason of or in the course of such transportation) of concentrates or dore metal from the Property to the smelter or refinery, but not any charges or costs of transportation of Minerals or ores from any mine on the Property to an autoclave, concentrator, crusher, heap or other leach process, mill or plant.

1.7

"Property" means the real property described in the instrument to which these Net Smelter Returns provisions are attached and made a part.

1.8

"Silver Production" means the quantity of refined silver outturned to Payor's account by an independent third-party refinery for silver produced from the Property during the month on either a provisional or final settlement basis.

2.

Payment Procedures.

2.1

Accrual of Obligation.  Payor's obligation to pay the  Royalty shall accrue and become due and payable upon the sale or shipment from the Property of unrefined metals, dore metal, concentrates, ores or other Minerals or Minerals products or, if refined metals are produced, upon the outturn of refined metals meeting the requirements of the specified published price to Payor's account.

2.2

Futures or Forward Sales, Etc.  Except as provided in Sections 1.2.1(a), 1.2.2(a) and 1.2.3 (a) (regarding sales of unprocessed gold and silver and sales of Minerals other than gold and silver), Gross Value shall be determined irrespective of any actual arrangements for the sale or other disposition of Minerals by Payor, specifically including but not limited to forward sales, futures trading or commodities options trading, and any other price hedging, price protection, and speculative arrangements that may involve the possible delivery of gold, silver or other metals produced from Minerals.

2.3

Monthly Calculations and Payments.  Net Smelter Returns royalties shall be determined on a monthly basis.  Payor shall pay Recipient each monthly royalty payment on or before the last business day of the month immediately following the month in which the royalty payment obligation accrued.  Payor acknowledges that late payment by Payor to Recipient of royalty payments will cause Recipient to incur costs, the exact amount of which will be difficult to ascertain.  Accordingly, if any amount due and payable by Payor is not received by Recipient within ten (10) days after such amount is due, then Payor shall pay to Recipient a late charge equal to five percent (5%) of such overdue amount.  Recipient’s acceptance of such late charge shall not constitute a waiver of Payor’ default with respect to such overdue amount, nor prevent Recipient from exercising any of Recipient’s other rights and remedies.  If any amount payable by Payor remains delinquent for a period in excess of thirty (30) days, Payor shall pay to Recipient, in addition to the late payment, interest from and after the due date at the statutory interest rate.

2.4

Statements.  At the time of payment of the royalty, Payor shall accompany such payment with a statement which shows in detail the quantities and grades of refined gold, silver or other metals or dore, concentrates or ores produced and sold or deemed sold by Payor in the preceding month; the Monthly Average Gold Price and Monthly Average Silver Price, as applicable; costs and other deductions, and other pertinent information in detail to explain the calculation of the payment with respect to such month.  Payment shall be made to the address provided in the agreement or instrument to which this Exhibit is attached for purposes of notices or to such other address as Recipient provides to Payor or by wire transfer to an account which Recipient designates.

2.5

Inventories and Stockpiles.  Payor shall include in all monthly statements a description of the quantity and quality of any gold or silver dore that has been retained as inventory for more than ninety (90) days.  Recipient shall have thirty (30) days after receipt of the statement to either:  (a) elect that the dore be deemed sold, with Gross Value to be determined as provided in Sections 1.2.1 (a), with respect to gold, and 1.2.2(a), with respect to silver, as of such thirtieth (30th) day utilizing the mine weights and assays for such dore and utilizing a reasonable recovery rate for refined metal and reasonable deemed charges for all deductions which Payor is authorized to take, or (b) elect to wait until such time as the royalty payment otherwise would become payable pursuant to Sections 1.2.1(b) and 1.2.2(b).  Recipient’s failure to respond within such time shall be deemed to be an election to use the methods described in Sections 1.2.1(b) and 1.2.2(b).

2.6

Audit.  Upon reasonable notice and at a reasonable time, Recipient shall have the right to audit and examine the Payor’s accounts and records relating to the calculation of the Net Smelter Returns royalty payments for a period of up to one year after delivery of the monthly statement in question.  If such audit determines that there has been a deficiency or an excess in the payment made to Recipient, such deficiency or excess shall be resolved by adjusting the next monthly royalty payment due Recipient.  Recipient shall pay all costs of such audit unless a deficiency of five percent (5%) or more of the royalty payment due for the calendar month in question is determined to exist in which case Payor shall reimburse Recipient for the cost of the audit.  All books and records used by Payor to calculate the royalty payments shall be kept in accordance with generally accepted accounting principles applicable to the mining industry.

3.

Sampling and Commingling.  Payor shall have the right to commingle Minerals and ores from the Property and materials from other properties, provided, that Payor first informs Recipient, in writing, of Payor’s intention to commingle and delivers to Recipient a detailed written description of Payor’s commingling plan.  Recipient shall have ninety (90) days during which to review and comment on Payor’s proposed commingling plan.  In any and all events, all Minerals and ores shall be measured and sampled by Payor in accordance with sound mining and metallurgical practices for metal and mineral content before commingling of any such Minerals or ores with materials from any other property.  Representative samples of materials from the Property intended to be commingled shall be retained by Payor, and assays of these samples shall be made before commingling to determine the metal content of each ore.  Detailed records shall be kept by Recipient showing measurements, assays of metal content and gross metal content of the materials from the Property are commingled.

Exhibit A

Description of Royalty Property

Pershing County, Nevada

Description of Unpatented Mining Claims

CLAIM NAME

NEVADA BLM SERIAL NO.

Hi Ho Silver No. 3

799907

Hi Ho Silver No. 5

799908

Hi Ho Silver No. 9

799909

Hi Ho Silver No. 10

799910

Hi Ho Silver No. 11

799911

EXHIBIT C

Securities Law Representations & Warrants Made by Seller

Accredited Investor.  Seller is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

No Government Review.  Seller understands that neither the United States Securities and Exchange Commission (“SEC”) nor any securities commission or other governmental authority of any state, country or other jurisdiction has approved the issuance of the Shares or passed upon or endorsed the merits of the Shares or this Agreement, or confirmed the accuracy of, determined the adequacy of, or reviewed this Agreement or the Shares.

Investment Intent.  The Shares are being acquired for Seller’s own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and Seller has no present intention of selling, granting any participation in or otherwise distributing the same.  By executing this Agreement, Seller further represents that Seller does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or any third person with respect to any of the Shares.

Restrictions on Transfer.  Seller understands that the Shares have not been registered under the Securities Act or registered or qualified under any state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom.  Seller acknowledges that it is able to bear the economic risks of an investment in the Shares for an indefinite period of time.

Investment Experience.  Seller has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of this investment in the Shares, and Seller has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon Buyer for legal or tax advice related to this investment.

Access to Information.  Seller acknowledges that it has had an opportunity to discuss Buyer’s business, management, financial affairs and the terms and conditions of the offering of the Shares with Buyer’s management and has had an opportunity to review Buyer’s facilities.

Placement and Finder’s Fees.  No agent, broker, investment banker, finder, financial advisor or other person acting on behalf of Seller or under its authority is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with the purchase of the Shares, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understanding made by or on behalf of Seller.

Legends.  Seller understands that the Shares will bear the following legend (and appropriate notations thereof will be made in Buyer’s stock transfer books), and stop transfer instructions reflecting these restrictions on transfer will be placed with the transfer agent of the Shares:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  THE SECURITIES REPRESENTED HEREBY HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS THEREUNDER OR OTHER APPLICABLE SECURITIES LAWS.

EXHIBIT D

Form of Registration Rights Agreement

[see attached]